UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 12, 2008, Memory Pharmaceuticals Corp. (the "Registrant") announced that it has realigned its workforce to support its key development and clinical programs by implementing a reduction in force (the "Reduction in Force"), in which the Registrant’s overall headcount was reduced by approximately 20%. The Reduction in Force was consummated on March 11, 2008.

The Registrant expects to record a one-time charge of approximately $0.3 million to $0.5 million in the first quarter of 2008 related to termination benefits.

Item 8.01 Other Events.

On March 12, 2008, the Registrant also made the following announcements in connection with its new operational focus:

The Registrant announced that it has amended its collaboration agreement with Amgen, which is focused on the development of PDE10 inhibitors for certain neurological and psychiatric disorders, to extend the preclinical research portion of the collaboration. The Registrant has agreed to commit and fund certain preclinical research resources and provide increased access to its screening technologies to the collaboration over the next twelve months. In exchange, the Registrant will receive increased milestone payments upon the achievement of certain predefined development events for the program. In addition, the amendment expanded the scope of compounds eligible for higher tier royalties under the agreement.

The Registrant also announced that it plans to progress MEM 1414 into a Phase 2a trial by the end of 2008. The Registrant’s PDE4 inhibitor program includes MEM 1414, along with MEM 1917 and several backup compounds. The Registrant believes that PDE4 inhibitors could be beneficial in treating a number of cognition-related central nervous system disorders and inflammatory diseases. MEM 1414 has demonstrated efficacy in a broad range of preclinical cognition and anti-inflammatory models. In addition, Phase 1 studies have demonstrated a favorable safety profile for the compound overall and particularly with respect to nausea and vomiting, which has limited the development of other PDE4 compounds.

In addition, the Registrant announced that it plans to advance its 5-HT6 program into clinical trials by the end of 2008. 5-HT6 antagonists are potential treatments for Alzheimer's disease, schizophrenia, attention deficit disorder and obesity. The Registrant has generated a portfolio of novel, potent and selective 5-HT6 antagonists and is evaluating several lead compounds as potential development candidates.

The full text of the Registrant’s press release that includes these announcements and the announcement regarding the Reduction in Force is attached as Exhibit 99.1 to this current report and is incorporated by reference herein. The foregoing description of the Amgen amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which will be filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 9.01 Financial Statements and Exhibits.

Press Release dated March 12, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

March 13, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 12, 2008